 As filed with the Securities and Exchange Commission on August 12, 1997
                                                    Registration No. 333-
========================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                 __________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                                 __________

                       WINTRUST FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)

            Illinois                                         36-3873352
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                             727 North Bank Lane
                        Lake Forest, Illinois  60045
  (Address, including zip code of registrant's principal executive office)
                            ____________________

                       WINTRUST FINANCIAL CORPORATION
                          1997 STOCK INCENTIVE PLAN
                                     and
                       WINTRUST FINANCIAL CORPORATION
                        EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)
                                 __________

                              David A. Dykstra
                       Wintrust Financial Corporation
                             727 North Bank Lane
                        Lake Forest, Illinois  60045
                               (847) 615-4096
          (Name, address and telephone number, including area code,
                            of agent for service)

                                 Copies To:

                           Jennifer R. Evans, Esq.
                      Vedder, Price, Kaufman & Kammholz
                          222 North LaSalle Street
                                 Suite 2500
                          Chicago, Illinois  60601
                               (312) 609-7686
                                 __________

                                  CALCULATION OF REGISTRATION FEE
===============================================================================================
                                     Amount to  Proposed Maximum  Proposed Maximum   Amount of
Title of Securities                     be          Offering          Aggregate    Registration
 to Be Registered                   Registered   Price Per Share   Offering Price       Fee
-----------------------------------------------------------------------------------------------

Common Stock, without par value (1)  1,937,359     $12.77(2)       $24,740,092.58    $7,497.00
Common Stock, without par
  value (3)(4)                         250,000     $17.69(5)       $ 4,422,500.00    $1,340.15
Common Stock, without par value (6)     18,945     $17.69(5)       $   335,137.05    $  101.56
===============================================================================================

(1) Reflects shares that may be issued pursuant to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) based on the aggregate of (a) the weighted average strike price of $9.96 per share for 1,233,615 shares covered by options outstanding under the Plan as of May 22, 1997, and (b) the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market(SM) on
          August 6, 1997, ($17.69) for each of the remaining 703,744 shares that may be issued pursuant to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

(3) Reflects shares that may be issued pursuant to the Wintrust Financial Corporation Employee Stock Purchase Plan.

(4) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wintrust Financial Corporation Employee Stock Purchase Plan described herein.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) based on the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market(SM) on August 6, 1997, ($17.69).

(6) Reflects shares of Common Stock acquired upon the exercise of stock options granted under predecessor plans to the Wintrust Financial Corporation 1997 Stock Incentive Plan, which shares are being registered on behalf of certain selling shareholders.

===========================================================================

                                   PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a)

                                PROSPECTUSES



Note: This Registration Statement relates to two forms of Prospectuses. With respect to the issuance of shares by Wintrust Financial Corporation to plan participants, documents containing the information required by this section will be given to persons eligible to participate in the Wintrust Financial Corporation 1997 Stock Incentive Plan and the Wintrust Financial Corporation Employee Stock Purchase Plan (the "Plans"), respectively, and are not required to be filed with the Commission as a part of this Registration Statement.

        The Prospectus filed as part of this Registration Statement has been prepared in accordance with Part I of Form S-3, and may be used in connection with the reoffer or resale of unregistered shares of Common Stock acquired by employees of certain of the Company's subsidiaries pursuant to the exercise of options issued under certain predecessors to the Wintrust Financial Corporation 1997 Stock Incentive Plan, which exercises occurred prior to the filing of this Registration Statement.

PROSPECTUS
----------
                            _____________________

                                18,945 Shares

                       WINTRUST FINANCIAL CORPORATION

                                Common Stock
                            _____________________

        This Prospectus relates to 18,945 shares of Common Stock, without par value (the "Common Stock"), of Wintrust Financial Corporation (the "Company"), being registered for the account of certain shareholders of the Company pursuant to a registration statement of which this prospectus is a part (such selling shareholders are referred to herein individually as a "Selling Shareholder" and, collectively, as the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of shares, if any, by the Selling Shareholders. See "SELLING SHAREHOLDERS." The shares covered hereby are being registered to enable each Selling Shareholder to publicly sell all or a portion of his shares of the Common Stock. The shares were acquired upon exercise of certain stock options granted to the Selling Shareholders by certain of the Company's predecessor corporations. See "SELLING SHAREHOLDERS." Resales of the Common Stock may be made on the Nasdaq National Market(SM), in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale or at negotiated prices. The Common Stock will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Selling Shareholders may sell some or all of the Common Stock in transactions involving broker-dealers, who may act solely as agent and/or may acquire the Common Stock as principal. Broker-dealers participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of the Common Stock, from such purchaser), such commissions to be computed in appropriate cases in accordance with the applicable rules of Nasdaq National Market(SM), which commissions may be at negotiated rates where permissible under such rules. See "PLAN OF DISTRIBUTION." In addition or alternatively, the Common Stock may be sold by the Selling Shareholders and by or through broker-dealers in special offerings, exchange distributions or secondary distribution pursuant to and in compliance with the governing rules of Nasdaq National Market(SM), and in connection therewith commissions in excess of the customary commission may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of such customary commission.

        There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Common Stock. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration of the Common Stock.

        The Selling Shareholders and any brokers, dealers or agents that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. See "PLAN OF DISTRIBUTION."

        The Common Stock is quoted on the Nasdaq National Market(SM) under the trading symbol "WTFC." As of August 6, 1997, the last sale price of the Common Stock on Nasdaq National Market(SM) was $18.50 per share, and the average of high and low sales prices under the consolidated reporting system for such day was $17.69.

        Prospective investors should carefully consider the factors set forth under "RISK FACTORS" beginning on page 4 of this Prospectus.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is August ___, 1997.

        No dealer, salesperson or other person has been authorized to give information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Shareholders or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date as of which information is set forth herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                            _____________________

                              TABLE OF CONTENTS



                                                                        Page
                                                                        ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . 3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . 3

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . 7

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . 7

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                            AVAILABLE INFORMATION

        The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"), including but not limited to filing with the Commission annual reports on Form 10-K within 90 days of year-end, quarterly reports on Form 10-Q within 45 days of quarter-end, and other current reports on Form 8-K. The Company is also subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% shareholders, and certain other requirements of the Exchange Act. Such reports and other information (including proxy and information statements) filed by the Company can be inspected and copied at the prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at the following locations: Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. This information is also available on the Internet at the Commission's website. The address for the website is http://www.sec.gov.

        The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement"), of which this Prospectus forms a part, covering the shares to be sold pursuant to this offering. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information, reference is hereby made to the Registration Statement.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Annual Report of the Company on Form 10-K for the year ended December 31, 1996, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1997, and the description of the Common Stock contained in the Company's Form 8-A Registration Statement filed on January 3, 1997, have been filed with the Commission and are hereby incorporated by reference and made a part of this Prospectus.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to David A. Dykstra, Wintrust Financial Corporation, 727 North Bank Lane, Lake Forest, Illinois 60045 (telephone
(847) 615-4096).


                                 THE COMPANY

        Wintrust Financial Corporation, an Illinois corporation (the "Company"), is a financial services holding company headquartered in Lake Forest, Illinois. The Company engages in community banking and specialty finance through its operating subsidiaries, currently comprised of North Shore Community Bank and Trust Company ("North Shore Bank"); Lake Forest Bank and Trust Company ("Lake Forest Bank"); Hinsdale Bank and Trust Company ("Hinsdale Bank"); Libertyville Bank and Trust Company ("Libertyville Bank"); Barrington Bank and Trust Company, N.A. ("Barrington Bank"); and First Premium Services, Inc. ("First Premium").

        Through its banking subsidiaries, Lake Forest Bank, Hinsdale Bank, North Shore Bank, Libertyville Bank and Barrington Bank (collectively, the "Banks"), the Company provides community-oriented, personal and commercial banking services in affluent suburbs of Chicago, Illinois. Through First

Premium, the Company is in the business of originating commercial insurance premium finance loans on a national basis, a portion of which are purchased by the Banks. In September 1996, the Banks and First Premium, which were previously affiliated but separately owned, became subsidiaries of the Company as a result of a transaction which joined their respective holding companies under one parent company.

        The Company's executive offices are located at 727 North Bank Lane, Lake Forest, Illinois, 60045, and its telephone number is (847) 615-4096.


                                RISK FACTORS

        Prospective investors should consider carefully the following factors associated with the ownership of Common Stock together with the other information contained in this Prospectus.

Impact of De Novo Operations and Branch Openings on Profitability

        The Company's recent historical results have been impacted by its strategy of de novo bank formations and branch openings. Each of the Banks was organized as a de novo banking organization within the past six years and each of the various branch facilities was also newly opened by the respective Banks. Management believes that de novo banks may typically require 18 months to three years of operations before becoming profitable, due to the impact of organizational and overhead expenses, the start-up phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets. While the Company achieved first months of profitable operations at Lake Forest Bank and Hinsdale Bank within 15 to 17 months, openings of additional full-service branches in Glencoe in 1995 and in Winnetka in 1996 have extended the time for North Shore Bank to achieve profitability. North Shore Bank, which commenced operations in September 1994, recorded net losses for 1994, 1995 and 1996 and is expected to be profitable in 1997. Barrington Bank, which was opened in December 1996, is still in its initial phase of operations and is not yet profitable. Libertyville Bank, which commenced operations in October 1995, is also in its start-up phase and is expected to be profitable in 1997.

        The level of reported net income and return on average assets for the Company will in the near term continue to be impacted by start-up costs associated with these de novo bank and branching operations.

Reliance on Key Personnel

        The Company's success to date has been influenced strongly by its ability to attract and to retain senior management experienced in banking and financial services. The Company's ability to retain the management teams of each of the Banks and First Premium, and, as the Company grows, to attract and retain qualified additional senior and middle management will continue to be important to successful implementation of the Company's strategies. The Company does not currently maintain key-man life insurance policies. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on the Company's business and financial results. The Company has entered into employment agreements with each of Howard D. Adams and Edward J. Wehmer, the Company's Chairman and President, respectively, as well as other senior officers of the Company and certain of its subsidiaries.

Allowance for Loan Losses

        The Company's allowance for loan losses is established in consultation with management of its operating subsidiaries and is maintained at a level considered adequate by management to absorb anticipated loan losses. The Company has not experienced any significant charge-offs since 1991 except for certain losses on the sale of lease portfolios in 1991 and 1992. The Company ceased its leasing operations in 1992. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Company's control, and such losses may exceed current estimates. Though management uses the best information available to it and draws upon many years of banking experience in estimating the allowance for loan losses, de novo bank loan portfolios are by their nature unseasoned. As a result, estimating loan loss allowances for the Banks is more difficult, and therefore the Banks may be more susceptible to changes in estimates, and to losses exceeding estimates, than banks with more seasoned loan portfolios. Although management believes that the allowance for loan losses is adequate to absorb losses on any existing loans that may become uncollectible, there can be no assurance that the allowance will prove sufficient to cover actual loan losses in the future.

Effect of Interest Rates

        Like most banks, the Banks realize income primarily from the spread between interest earned on loans and investments and the interest paid on deposits and borrowings. It is expected that the Banks, from time to time, will experience "gaps" in the interest rate sensitivities of their assets and liabilities, meaning that either their interest-bearing liabilities will be more sensitive to changes in market interest rates than their interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to the Banks' position, the "gap" will work against the Banks and their earnings may be negatively affected. Management actively monitors the interest rate sensitivities of the assets and liabilities of the Banks in an effort to prevent any gaps from approaching imprudent levels.

Competition

        The Company competes in the financial services industry primarily by emphasizing highly responsive personalized customer service. The financial services business is highly competitive and the Company encounters strong direct competition for deposits, loans and other financial services in all of its market areas. The Company's principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, credit unions, mortgage companies, private issuers of debt obligations and suppliers of other investment alternatives, such as securities firms. In addition, in recent years, several major multi-bank holding companies have entered or expanded in the Chicago metropolitan market. Generally, these financial institutions are significantly larger than the Company and have greater access to capital and other resources. Many of the Company's non-bank competitors are not subject to the same degree of regulation as that imposed on bank holding companies, federally insured banks and national or Illinois chartered banks. As a result, such non-bank competitors have advantages over the Company in providing certain services. The Company competes for deposits principally by offering depositors a variety of deposit programs at attractive interest rates, convenient office locations, hours and other services, and competes for loan originations primarily through the interest rates and loan fees it charges, the efficiency and quality of services it provides to borrowers and the variety of its loan products.

Certain Anti-Takeover Provisions

        Certain provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles") and by-laws (the "By-Laws") and the Illinois Business Corporation Act ("IBCA") may have the effect of impeding the acquisition or control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by the board of directors of the Company (the "Board of Directors"). In addition, it is anticipated that the Board of Directors may consider and may implement a shareholder rights plan to deter coercive, hostile bids for corporate control. Such provisions, and a rights plan if adopted, may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors. Certain provisions will also render the removal of the current Board of Directors or management of the Company more difficult. Among other provisions, the Company's Articles and By-Laws include the authorization of "blank check" preferred stock, a staggered board of directors, limiting the filling of Board of Directors vacancies to the Board of Directors, prohibitions on shareholder action by written consent, election of the IBCA "fair price" provision, requiring advance notice with respect to shareholder proposals and director nominations and requiring an 85 percent vote of the shareholders to amend certain anti-takeover provisions in the Articles and By-Laws.

Regulatory Restrictions on Dividends

        The Company has not previously paid regular quarterly dividends. While there can be no assurances, it is anticipated that the Company may commence payment of dividends, out of funds legally available therefor.
The Company's sources of funds for dividend payments will consist primarily of dividends from its direct and indirect subsidiaries. Under the provisions of the Illinois Banking Act, dividends may not be declared by North Shore Bank, Lake Forest Bank, Hinsdale Bank nor Libertyville Bank except out of each Bank's net profits (as defined therein), and unless each Bank has transferred to surplus at least one-tenth of its net profits since the date of the declaration of the last preceding dividend, until the amount of its surplus is at least equal to its capital. Presently, the surplus of each of these Banks equals or exceeds regulatory capital. However, as Federal Reserve member banks, dividends declared in any calendar year by any of the Banks may not exceed its net profit for the year plus its retained net profits for the preceding two years. In addition, each of North Shore Bank, Libertyville Bank and Barrington Bank is subject to additional restrictions prohibiting the payment of dividends by a de novo bank in its first three years of operations. The de novo periods will end for North Shore Bank, Libertyville Bank and Barrington Bank in September 1997, October 1998, and December 1999, respectively. Subsequent to these dates, the Banks would be allowed to pay dividends subject to the regulatory limitations that are applicable to all state-chartered, Federal Reserve member banks, or in the case of Barrington Bank, national banks.

        In addition, the payment of dividends may be restricted under certain financial covenants in the Company's revolving line of credit.

Financial Institution Regulation

        The Company, the Banks and their bank holding companies are subject to extensive federal and state legislation, regulation and supervision. Recently enacted, proposed and future legislation and regulations have had, will continue to have or may have significant impact on the financial services industry. Some of the legislative and regulatory changes may benefit the Company and the Banks; others, however, may increase their costs of doing business and thereby assist competitors.

Forward-looking Statements

        This Prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements may be deemed to include, among other things, statements relating to anticipated improvements in financial performance and management's long-term performance goals, as well as statements relating to the Company's business and growth strategies, including anticipated internal growth and plans to pursue additional specialized earning asset niches, to form additional de novo banks and new branch offices, and to pursue potential development or acquisition of specialty finance businesses. Actual results could differ materially from those addressed in the forward-looking statements as a result of the factors discussed in this "RISK FACTORS" section and elsewhere in the documents incorporated herein by reference.


                               USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of the Common Stock offered by the Selling Shareholders.

                            SELLING SHAREHOLDERS

        The following table sets forth certain information regarding the Selling Shareholders. The Selling Shareholders acquired the Common Stock owned by them pursuant to the exercise of certain options granted to them under stock option plans implemented by certain of the Company's predecessor corporations which options were converted under the terms of such plans into the right to purchase shares of the Company's Common Stock. Such predecessor plans have been amended, restated and combined into the Wintrust Financial Corporation 1997 Stock Incentive Plan.

                          Shares Owned       Number of       Shares Owned
          Selling           Prior to       Shares Being          After
       Shareholders         Offering        Registered        Offering(2)
       ------------         --------        ----------        -----------

      Carl L. Eckenbrecht    17,014           16,411               603
      John T. Shutack        11,567(1)         2,534             9,033
                             ------           ------             -----
             Total           28,581           18,945             9,636
                             ======           ======             =====

-------------------
(1) In addition, Mr. Shutack holds warrants to purchase 500 shares of the Company's Common Stock.
(2)   Assuming all of the shares covered by this Prospectus are sold.


                            PLAN OF DISTRIBUTION

      Resales of the Common Stock may be made on the Nasdaq National Market(SM) in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale or at negotiated prices. The Common Stock will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Selling Shareholders may sell some or all of the Common Stock in transactions involving broker-dealers, who may act solely as agent and/or may acquire the Common Stock as principal. Broker-dealers participating in such transactions as agent may receive commissions from the Selling Shareholders or any pledgee (and, if they act as agent for the purchaser of such Shares, from such purchaser), such commissions to be computed in appropriate cases in accordance with the applicable rules of Nasdaq National Market(SM), which commissions may be at negotiated rates where permissible under such rules.

      In addition or alternatively, the Common Stock may be sold by the Selling Shareholders and by or through broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of Nasdaq National Market(SM), and in connection therewith commissions in excess of the customary commission may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of such customary commission.

      There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Common Stock. The Company has agreed to bear all expenses (but not underwriting discounts and selling commissions) in connection with the registration of the Common Stock.

      The Selling Shareholders and any brokers, dealers, agents, member firm or others that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Act, and any commissions or fees received by such persons and any profit on the resale of the Shares purchased by such person may be deemed to be underwriting commissions or discounts under the Act.

      The Company has advised the Selling Shareholders of their obligations under the Exchange Act to avoid market manipulation of the Shares (including, without limitation, their obligation not to purchase or solicit purchases by others of any of the shares during the five business days preceding the commencement of any offers or sales of the Shares by any of the Selling Shareholders) until the offering pursuant to this Prospectus by all Selling Shareholders has been completed.

      The Company has also advised the Selling Shareholders of their obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of their Shares.

      In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                                LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois.

      Douglas J. Lipke, a partner in the law firm of Vedder, Price, Kaufman & Kammholz, serves as a non-voting advisor to the Hinsdale Bank board of directors. As of June 30, 1997, Mr. Lipke owned 5,105 shares to purchase 1,834 shares and options to purchase 2,413 shares of Common Stock.


                                   EXPERTS

      The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said Firm as experts in accounting and auditing.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Wintrust Financial Corporation, an Illinois corporation ("Wintrust" or "Registrant"), are incorporated, as of their respective filing dates, in this Registration Statement by reference:

         A. Wintrust's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         B. Wintrust's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

         C. All other reports filed by Wintrust pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

         D. The description of Wintrust's Common Stock contained in Wintrust's Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on Form 8-A (Registration No. 0-21923) and all amendments or reports filed for the purpose of updating such description.

         All documents filed by Wintrust pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for Wintrust by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois. Douglas J. Lipke, a partner in the law firm of Vedder, Price, Kaufman & Kammholz, serves as a non-voting advisor to the board of directors of Hinsdale Bank and Trust Company, a subsidiary of Wintrust. As of June 30, 1997, Mr. Lipke owned 5,105 shares, warrants to purchase 1,834 shares and options to purchase 2,413 shares of common stock.

Item 6.  Indemnification of Directors and Officers.

         In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Articles of Incorporation provide as follows:

         ARTICLE EIGHT: No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

         ARTICLE NINE, Paragraph 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding.
The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 8.75 of the BCA.

         The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Paragraph 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

         Paragraph 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         Paragraph 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         Paragraph 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

         The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

         5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person, has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. (Last amended by P.A. 88-43, L. '93, eff. 1-1-94.)

         The Company has purchased $20 million in insurance policies which insure the Company's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, the Company maintains fiduciary liability coverage up to a $2 million limit and trust errors and omissions coverage up to a limit of $5 million.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form S-1 Registration Statement (No. 333-18699) filed with the Commission on December 24, 1996).

         4.2 By-Laws of Wintrust Financial Corporation (incorporated by reference to pages AC-1 to AC-16 of Amendment No. 1 to Registrant's Form S-4 Registration Statement (No. 333-
                 4645) filed with the Commission on July 22, 1996).

         4.3 Wintrust Financial Corporation 1997 Stock Incentive Plan (incorporated by reference to Appendix A to Registrant's Proxy Statement filed with the Commission on April 30,
                 1997).

         4.4 Wintrust Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix B to Registrant's Proxy Statement filed with the Commission on April 30, 1997).

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of any original issuance of Common Stock.

         23.1    Consent of KPMG Peat Marwick LLP.

         23.2    Consent of Vedder, Price, Kaufman & Kammholz (included in
                 Exhibit 5.1).

         24.1 Power of Attorney (included on the signature pages of the Registration Statement).

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 23rd day of July, 1997.

                                   Wintrust Financial Corporation



                                   By: HOWARD D. ADAMS
                                       ------------------------------------
                                       Howard D. Adams
                                       Chairman and Chief Executive Officer

        We, the undersigned directors of Wintrust Financial Corporation, and each of us, do hereby constitute and appoint each and any of Howard D. Adams, Edward J. Wehmer and David A. Dykstra our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 23rd day of July, 1997 in the capacities indicated.

         Signature                                     Title
         ---------                                     -----


         HOWARD D. ADAMS
------------------------------         Chairman and Chief Executive Officer
         Howard D. Adams



        DAVID A. DYKSTRA
------------------------------                Chief Financial Officer
        David A. Dykstra                (and Principal Accounting Officer)



        EDWARD J. WEHMER
------------------------------                President and Director
        Edward J. Wehmer


          JOSEPH ALAIMO
------------------------------                       Director
          Joseph Alaimo

          ALAN W. ADAMS
------------------------------                       Director
          Alan W. Adams

            Signature                                  Title
           ----------                                  -----


           PETER CRIST
------------------------------                       Director
           Peter Crist


      MAURICE F. DUNNE, JR.
------------------------------                       Director
      Maurice F. Dunne, Jr.


      EUGENE HOTCHKISS, III
------------------------------                       Director
      Eugene Hotchkiss, III


         JOHN S. LILLARD
------------------------------                       Director
         John S. Lillard


        JAMES E. MAHONEY
------------------------------                       Director
        James E. Mahoney


        JAMES B. MCCARTHY
------------------------------                       Director
        James B. McCarthy


    MARGUERITE SAVARD MCKENNA
------------------------------                       Director
    Marguerite Savard McKenna


        ALBIN F. MOSCHNER
------------------------------                       Director
        Albin F. Moschner


      HOLLIS W. RADEMACHER
------------------------------                       Director
      Hollis W. Rademacher


      J. CHRISTOPHER REYES
------------------------------                       Director
      J. Christopher Reyes


         JOHN N. SCHAPER
------------------------------                       Director
         John N. Schaper

            Signature                                  Title
           ----------                                  -----


        JOHN J. SCHORNACK
------------------------------                       Director
        John J. Schornack


          JANE R. STEIN
------------------------------                       Director
          Jane R. Stein


     KATHARINE V. SYLVESTER
------------------------------                       Director
     Katharine V. Sylvester


       LEMUEL H. TATE, JR.
------------------------------                       Director
       Lemuel H. Tate, Jr.



------------------------------                       Director
          Larry Wright



        Pursuant to the requirements of the Securities Act of 1933, the Compensation and Nominating Committee of the Wintrust Financial Corporation Board of Directors has duly caused this Registration Statement on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 23, 1997.

                                   Wintrust Financial Corporation
                                   Employee Stock Purchase Plan


                                   By: HOWARD D. ADAMS
                                       -------------------------------------
                                       Howard D. Adams
                                       Chairman and Chief Executive Officer


                              INDEX TO EXHIBITS

Exhibit
Number                          Description of Exhibit
------                          ----------------------

 4.1       Amended and Restated Articles of Incorporation of Wintrust
           Financial Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form S-1 Registration Statement (No. 333-18699) filed with the Commission on December 24, 1996).

 4.2 By-Laws of Wintrust Financial Corporation (incorporated by reference to pages AC-1 to AC-16 of Amendment No. 1 to Registrant's Form S-4 Registration Statement (No. 333-4645) filed with the Commission on July 22, 1996).

 4.3       Wintrust Financial Corporation 1997 Stock Incentive Plan
           (incorporated by reference to Appendix A to Registrant's Proxy
           Statement filed with the Commission on April 30, 1997).

 4.4       Wintrust Financial Corporation Employee Stock Purchase Plan
           (incorporated by reference to Appendix B to Registrant's Proxy
           Statement filed with the Commission on April 30, 1997).

 5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of any original issuance of Common Stock.

23.1       Consent of KPMG Peat Marwick LLP.

23.2       Consent of Vedder, Price, Kaufman & Kammholz (included in
           Exhibit 5.1).

24.1 Power of Attorney (included on the signature pages of the Registration Statement).
